Exhibit 10.1

Execution Version

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”), dated as of the 15th day of October, 2015, is entered into by Energy XXI Ltd (formerly Energy XXI (Bermuda) Limited), a Bermuda corporation (“Company”) and John D. Schiller, Jr. (“Executive”). Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings set forth in the Employment Agreement (as defined below).

WHEREAS, on September 10, 2008, Company and Executive entered into an employment agreement (the “Employment Agreement”); and

WHEREAS, the Employment Agreement currently provides that provides Executive is entitled to serve both as Chairman of the Board and Chief Executive Officer of the Company;

WHEREAS, in addition to currently serving as Chairman of the Board and Chief Executive Officer of the Company, Executive also currently serves as President of the Company;

WHEREAS, Section 16 of the Employment Agreement provides that the Employment Agreement may be amended by an agreement in writing that is signed by Executive and an officer of the Company who has been specifically authorized by the Board to execute such amendment;

WHEREAS, the undersigned officer of the Company has been specifically authorized by the Board to execute this Amendment;

WHEREAS, the parties desire to enter into this Amendment in order to remove Executive’s contractual right to serve as Chairman of the Board, as well as to clarify that Executive will have the contractual right to serve as President.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Executive agree as follows:

1. No Requirement that Executive Be Appointed Chairman of the Board. Section 3(a) of the Employment Agreement is hereby amended and restated in its entirety as follows:

(a) Positions. During the Term, Executive shall serve as Chief Executive Officer and President of the Company (and/or in such other positions as the parties mutually may agree), with such customary duties and responsibilities as may from time to time be assigned to him by the Company’s Board of Directors (“Board”), provided that such duties are at all times consistent with the duties of such positions. Executive agrees to serve without additional compensation, if elected or appointed thereto, in one or more offices or as a director of the Company or any of Company’s Affiliates. For purposes of this Agreement, the term “Affiliate” shall mean any entity which owns or controls, is owned or controlled by, or is under common ownership or control with, Company. Executive agrees to serve in the positions referred to herein and to perform all duties relating thereto diligently and to the best of his ability.

2. Miscellaneous.

(a) Ratification of Employment Agreement. Except as amended by this Amendment, the rights and obligations of the parties hereto under the Employment Agreement are ratified and confirmed and shall remain in full force and effect in accordance with their respective terms.

(b) Amendments; Waivers. No provision of this Amendment may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officer as may be specifically authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Amendment to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

(c) Applicable Law. This Amendment is entered into under, and the validity, interpretation, construction and performance of this Amendment shall be governed by, the laws of the State of Texas.

(d) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or by electronic transmission of a .pdf or other electronic file shall be as effective as delivery of a manually signed counterpart of this Amendment.

(e) Headings. The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first set forth above.

ENERGY XXI LTD

By:	/s/ Bruce W. Busmire
Bruce W. Busmire
Chief Financial Officer

/s/ John D. Schiller, Jr.
JOHN D. SCHILLER, JR.